EX. – 99.(j)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

919 THIRD AVENUE

NEW YORK, NY 10022  3852

TEL (212) 715-9100 FAX (212) 715-8000	PARIS 47, AVENUE HOCHE 75008 TEL (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

September 29, 2004

Mercantile Funds, Inc.

Two Hopkins Plaza

Baltimore, Maryland 21201

Re:	Mercantile Funds, Inc.
Post-Effective Amendment No. 38
File No. 33-27491; ICA No. 811-5782

Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 38 to Registration Statement No. 33-27491 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Affiliate Offices	Alliance Offices
Milan * Rome	London * Brussels

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